Exhibit 10.35

SHARE EXCHANGE AGREEMENT

by and among

TRANSAX INTERNATIONAL LIMITED

a Colorado Corporation

and

BIG TREE INTERNATIONAL CO., LTD.,

a Brunei company

and

LINS (HK) INT’L TRADING LIMITED

a Hong Kong company

Dated as of December 30, 2011

TABLE OF CONTENTS
PAGE

Exhibits

i

ii

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this __  day of December 2011, by and between TRANSAX INTERNATIONAL LIMITED, a Colorado corporation (“TNSX”), with offices at 1133 S. University Drive, Suite 210, Plantation, Florida 33324,  and BIG TREE INTERNATIONAL CO., LTD., a Brunei company (“Big Tree Brunei”), and LINS (HK) INT’L TRADING LIMITED, a Hong Kong company (“LINS” or the “Big Tree Brunei Shareholder”), upon the following premises:

Premises

WHEREAS, TNSX is a publicly held corporation organized under the laws of the State of Colorado;

WHEREAS, Big Tree Brunei is a privately-held company organized under the laws of Brunei;

WHEREAS, LINS is a privately-held company organized under the laws of Hong Kong and owns all of the issued and outstanding shares of Big Tree Brunei representing a 100% interest in Big Tree Brunei;

WHEREAS, TNSX agrees to acquire 100% of the issued and outstanding shares of Big Tree Brunei from LINS in exchange for the issuance of 6,500,000 shares of TNSX’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”).  The terms and conditions of the Series C Preferred Stock are set forth in the form of certificate of designation of such series of preferred stock attached hereto as Exhibit A (the “Certificate of Designations”).  The number of shares of TNSX’s common stock to issued upon conversion of the Series C Preferred Stock and after giving effect to a 700 for 1 reverse stock split (the “Reverse Stock Split”) will represent approximately 65% of the issued and outstanding shares of TNSX  and is hereinafter referred to as the “Exchange”.    On the Closing Date, LINS will become a shareholder of TNSX.
Agreement
NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Big Tree Brunei

As an inducement to, and to obtain the reliance of TNSX, except as set forth in the Big Tree Brunei Schedules (as hereinafter defined), Big Tree Brunei represents and warrants as of the Closing Date (as hereinafter defined), as follows:
Section 1.01                       Incorporation.

Big Tree Brunei is a company duly organized, validly existing, and in good standing under the laws of Brunei and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Big Tree Brunei Schedules is a complete and correct copy of the Articles of Incorporation of Big Tree Brunei as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Big Tree Brunei’s Articles of Incorporation.  Big Tree Brunei has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement.  Big Tree Brunei has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02                       Authorized Shares and Capital.

  The authorized number of common shares with $1.00par value of Big Tree Brunei is $100,000,000 with 100,000,000 shares issued and outstanding.  LINS owns all of the issued and outstanding shares of Big Tree Brunei representing a 100% interest in Big Tree Brunei.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03                       Subsidiaries and Predecessor Corporations

.  Big Tree Brunei owns a 100% interest in Shantou Big Tree Toys Co., Ltd., a Chinese company (“Big Tree Shantou”). Except for its ownership interest in Big Tree Shantou, Big Tree Brunei does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “Big Tree Brunei” also includes Big Tree Shantou.

Section 1.04                       Financial Statements.

(a)           Included in the Big Tree Brunei Schedules are (i) the audited balance sheets of Big Tree Shantou as of December 31, 2009 and  2010 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2010 and December 31, 2009 together with the notes to such statements and the opinion of Sherb & Co, LLP (“Sherb & Co.”), independent registered public accountants, and (ii) the unaudited (reviewed) consolidated financial statements of Big Tree Brunei and its subsidiary, Big Tree Shantou, for the nine months periods ended September 30, 2011 and September 30, 2010.

(b)           All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Big Tree Brunei balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Big Tree Brunei.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Big Tree Brunei had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Big Tree Brunei, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)           Big Tree Brunei has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Big Tree Brunei has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d)           The books and records, financial and otherwise, of Big Tree Brunei are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)           All of Big Tree Brunei’s assets are reflected on its financial statements, and, except as set forth in the Big Tree Brunei Schedules or the financial statements of Big Tree Brunei or the notes thereto, Big Tree Brunei has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05                       Information

.  The information concerning Big Tree Brunei set forth in this Agreement and in the Big Tree Brunei Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Big Tree Brunei has fully disclosed in writing to TNSX (through this Agreement or the Big Tree Brunei Schedules) all information relating to matters involving Big Tree Brunei or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Big Tree Brunei or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Big Tree Brunei, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06                        Options or Warrants

.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Big Tree Brunei.

Section 1.07                       Absence of Certain Changes or Events

.  Since September 30, 2011 or such other date as provided for herein:

(a)           there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Big Tree Brunei;

(b)           Big Tree Brunei has not (i) amended its Articles of Incorporation since inception; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)           Big Tree Brunei has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08                       Litigation and Proceedings

. Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Big Tree Brunei after reasonable investigation, threatened by or against Big Tree Brunei or affecting Big Tree Brunei or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Big Tree Brunei does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09                       Contracts.

(a)           All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  Big Tree Brunei is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Big Tree Brunei Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b)           All contracts, agreements, franchises, license agreements, and other commitments to which Big Tree Brunei is a party or by which its properties are bound and which are material to the operations of Big Tree Brunei taken as a whole are valid and enforceable by Big Tree Brunei in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)           Except as included or described in the Big Tree Brunei Schedules or reflected in the most recent Big Tree Brunei balance sheet, Big Tree Brunei is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Big Tree Brunei.

Section 1.10                       No Conflict With Other Instruments

.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Big Tree Brunei is a party or to which any of its assets, properties or operations are subject.

Section 1.11                       Compliance With Laws and Regulations

.  To the best of its knowledge, Big Tree Brunei has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Big Tree Brunei or except to the extent that noncompliance would not result in the occurrence of any material liability for Big Tree Brunei.

Section 1.12                       Approval of Agreement

.  The Board of Directors of Big Tree Brunei has authorized the execution and delivery of this Agreement by Big Tree Brunei and has approved this Agreement and the transactions contemplated hereby, and will recommend to LINS that the SHARE EXCHANGE be accepted.

Section 1.13                       Big Tree Brunei Schedules

.  Big Tree Brunei has delivered to TNSX the following schedules, which are collectively referred to as the “Big Tree Brunei Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Big Tree Brunei as complete, true, and correct as of the date of this Agreement in all material respects:

(a)           a schedule containing complete and correct copies of the Articles of Incorporation of Big Tree Brunei in effect as of the date of this Agreement;

(b)           a schedule containing the financial statements of Big Tree Brunei identified in paragraph 1.04(a);

(c)           a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Big Tree Brunei since September 30, 2011, required to be provided pursuant to section 1.07 hereof;

(d)           a schedule of any exceptions to the representations made herein; and

(e)           a schedule containing the other information requested above.

Big Tree Brunei shall cause the Big Tree Brunei Schedules and the instruments and data delivered to TNSX hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14                       Valid Obligation

.  This Agreement and all agreements and other documents executed by Big Tree Brunei in connection herewith constitute the valid and binding obligation of Big Tree Brunei, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TNSX

As an inducement to, and to obtain the reliance of Big Tree Brunei and LINS, except as set forth in the TNSX Schedules (as hereinafter defined), TNSX represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01                       Organization

.  TNSX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the TNSX Schedules are complete and correct copies of the certificate of incorporation and bylaws of TNSX as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TNSX’s certificate of incorporation or bylaws.  TNSX has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and TNSX has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02                       Capitalization
.

  TNSX’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $0.00001 per share (“TNSX Common Stock”), of which 96,078,960 shares are issued and outstanding, and (b) 20,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding..  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03                       Subsidiaries and Predecessor Corporations

.  Except for Transax Limited, Medlink Technologies, Inc. and as disclosed in the TNSX SEC Reports as hereinafter defined, TNSX does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04                       Financial Statements.

(a)           Included in the TNSX Schedules are (i) the audited balance sheets of TNSX as of December 31, 2010 and 2009 and the related audited statements of operations, stockholders’ equity and cash flows for September 30, 2010 together with the notes to such statements and the opinion of MSPC Certified Public Accountants and Advisors (“MSPC”), independent certified public accountants with respect thereto.

(b)           Included in the TNSX Schedules are: (i) unaudited (reviewed) balance sheets of September 30, 2011 and the related unaudited (reviewed) statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by MSPC.

(c)           All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The TNSX balance sheets are true and accurate and present fairly as of their respective dates the financial condition of TNSX.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, TNSX had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of TNSX, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d)           TNSX has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e)           TNSX has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  In addition, all such tax returns are correct and complete in all material respects.  All taxes of TNSX which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Financial Statements in accordance with GAAP.  There are no liens for any taxes upon the assets of TNSX, other than statutory liens for taxes not yet due and payable.  TNSX does not know of any proposed or threatened tax claims or assessments.

(f)           The books and records, financial and otherwise, of TNSX are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices

(g)           All of TNSX’s assets are reflected on its financial statements, and, except as set forth in the TNSX Schedules or the financial statements of TNSX or the notes thereto, TNSX has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05                       Information

.  The information concerning TNSX set forth in this Agreement and the TNSX Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, TNSX has fully disclosed in writing to Big Tree Brunei (through this Agreement or the TNSX Schedules) all information relating to matters involving TNSX or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of TNSX or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on TNSX, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06                       Options or Warrants

.  Except as set forth in Schedule 2.06, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by TNSX relating to the issued or unissued capital stock of TNSX (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of TNSX) or obligating TNSX to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, TNSX.  There are no outstanding contractual obligations of TNSX to repurchase, redeem or otherwise acquire any shares of TNSX Common Stock of TNSX or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07                       Absence of Certain Changes or Events

.  Since the date of the most recent TNSX balance sheet included in the TNSX Schedules:

(a)           except as reflected in a TNSX SEC Report there has not been (i) any material adverse change in the business, operations, properties, assets or condition of TNSX or (ii) any damage, destruction or loss to TNSX (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of TNSX;

(b)           except as reflected in a TNSX SEC Report, TNSX has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of TNSX; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)           TNSX has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent TNSX balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TNSX; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)           to its knowledge, TNSX has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of TNSX.

Section 2.08                       Litigation and Proceedings

.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of TNSX after reasonable investigation, threatened by or against TNSX or affecting TNSX or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the TNSX Schedules.  TNSX has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09                       Contracts.

(a)           TNSX is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b)           TNSX is not a party to or bound by, and the properties of TNSX are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)           TNSX is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of TNSX.

Section 2.10                       No Conflict With Other Instruments

.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which TNSX is a party or to which any of its assets, properties or operations are subject.

Section 2.11                       Compliance With Laws and Regulations

.  TNSX has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to TNSX and the operation of its business.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12                       Approval of Agreement

.  The Board of Directors of TNSX has authorized the execution and delivery of this Agreement by TNSX and has approved this Agreement and the transactions contemplated hereby.

Section 2.13                       Material Transactions or Affiliations

.  Except as disclosed herein and in the TNSX Schedules, there exists no contract, agreement or arrangement between TNSX and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by TNSX to own beneficially, 5% or more of the issued and outstanding common stock of TNSX and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of TNSX has, or has had since inception of TNSX, any known interest, direct or indirect, in any such transaction with TNSX which was material to the business of TNSX.  TNSX has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14                       TNSX Schedules

.  TNSX has delivered to Big Tree Brunei the following schedules, which are collectively referred to as the “TNSX Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of TNSX to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)           a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of TNSX as in effect as of the date of this Agreement;

(b)           a schedule containing the financial statements of TNSX identified in paragraph 2.04(a) and (b);

(c)           a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of TNSX since September 30, 2011, required to be provided pursuant to section 2.07 hereof; and

(d)           a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the TNSX Schedules by Sections 2.01 through 2.19 and 2.21.
TNSX shall cause the TNSX Schedules and the instruments and data delivered to Big Tree Brunei hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15                       Bank Accounts; Power of Attorney

.  Set forth in the TNSX Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by TNSX within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of TNSX, (b) all safe deposit boxes and other similar custodial arrangements maintained by TNSX within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from TNSX or who are otherwise authorized to act on behalf of TNSX with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16                       Valid Obligation.

  This Agreement and all agreements and other documents executed by TNSX in connection herewith constitute the valid and binding obligation of TNSX, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17                       SEC Filings

; Financial Statements.

(a) TNSX has made available to Big Tree Brunei a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by TNSX with the SEC since its initial filing on October 27, 1999 (the “TNSX SEC Reports”), which are all the forms, reports and documents filed by TNSX with the SEC from September 17, 1999 to the date of this Agreement. As of their respective dates, the TNSX SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TNSX SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in the TNSX SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of TNSX at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on TNSX taken as a whole.

Section 2.18                       Over-the-Counter Bulletin Board Quotation.

 TNSX Common Stock is quoted on the U.S. reporting company marketplace (“OTCQB”). There is no action or proceeding pending or, to TNSX’s knowledge, threatened against TNSX by OTC Markets Group, Inc.  with respect to any intention by such entity to prohibit or terminate the quotation of TNSX Common Stock on the OTCQB.

Section 2.19                       Exchange Act Compliance.

  TNSX is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of TNSX Common Stock have been registered under Section 12(g) of the Exchange Act, and TNSX is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

Section 2.20                       Insurance Policies.

TNSX has not received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming TNSX, any of its employees thereof as an insured or beneficiary or as a loss payable payee and TNSX is in compliance in all material respects with all conditions contained therein.  There are no pending claims against such insurance policies by TNSX as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by TNSX.  Set forth on Schedule 2.21 is a list of all of TNSX’s insurance policies.

Section 2.21                       Employee Benefit Plans and Agreements

                      TNSX has no deferred compensation, pension, profit-sharing and retirement plans, or bonus, welfare, severance policies or programs or other “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by TNSX or with respect to which contributions are made or obligations assumed by TNSX in respect of TNSX (including health, life insurance and other benefit plans maintained for former employees or retirees).

ARTICLE III

SHARE EXCHANGE

Section 3.01                       The Exchange.

  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), LINS shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of Big Tree Brunei held by LINS; the objective of such purchase (the “Exchange”) being the acquisition by TNSX of not less than 100% of the issued and outstanding shares of Big Tree Brunei.  In exchange for the transfer of such securities by LINS,

TNSX shall deliver to LINS 6,500,000 shares of TNSX’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The number of shares of TNSX’s common stock to issued upon conversion of the Series C Preferred Stock and after giving effect to a 700 for 1 reverse stock split (the “Reverse Stock Split”) for all of the outstanding shares beneficially owned by LINS and collectively is hereinafter referred to as the “Exchange Consideration”). At the Closing Date, LINS shall, on surrender of its certificate representing its interest in Big Tree Brunei to TNSX or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing its ownership of the Series C Preferred Stock.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of LINS shall be held by TNSX.

Section 3.02                       Closing

.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than December 30, 2011.

Section 3.03                       Closing Events

.  At the Closing, TNSX, Big Tree Brunei and LINS shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04                       Termination

.  This Agreement may be terminated by the Board of Directors of Big Tree Brunei or TNSX only in the event that TNSX or Big Tree Brunei do not meet the conditions precedent set forth in Articles V and VI.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01                       Access to Properties and Records

.  TNSX and  Big Tree Brunei will each afford to the officers and authorized representatives of the other full access to the properties, books and records of TNSX or Big Tree Brunei, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of TNSX or Big Tree Brunei, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02                       Delivery of Books and Records

.  At the Closing, TNSX shall deliver to Big Tree Brunei, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of TNSX now in the possession of TNSX or its representatives.

Section 4.03                       Third Party Consents and Certificates

.  TNSX and Big Tree Brunei agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04                       TNSX SEC Filings.

  On or after the Closing Date, TNSX shall promptly file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05                       Designation of Directors and Officer.

  Upon signing this Agreement, the following persons will take the positions of Directors with TNSX, Mr. Wei Lin and Mr. Chaojun Lin.  Ms. Laurie Bewes and Stephen Walters shall tender their resignations as Directors of TNSX  and the existing officers, Mr. Stephen Walters and Mr. Adam Wasserman, after the signing of this Agreement, shall tender their resignation as Chief Executive Officer and Chief Financial Officer, respectively, held with TNSX effective immediately.  In addition, upon the signing of this Agreement, TNSX shall immediately appoint as officers of TNSX the following persons: Mr. Wei Lin as Chief Executive Officer, President and Chairman of the Board,  Mr. Jiale Cai  as Chief Financial Officer and Treasurer, Ms. Chi Oi Lau as Secretary and Mr. Dore Perler as Assistant Secretary.

Section 4.06                       Actions Prior to Closing
.
(a)           From and after September 30, 2011 until the Closing Date and except as set forth in the TNSX Schedules or Big Tree Brunei Schedules or as permitted or contemplated by this Agreement, TNSX (subject to paragraph (d) below) and Big Tree Brunei respectively, will each:

(i)           carry on its business in substantially the same manner as it has heretofore and as disclosed in the TNSX SEC Reports;

(ii)           maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)           maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)           perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)           use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)           fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)           From and after September 30, 2011 until the Closing Date, neither TNSX nor Big Tree Brunei will, except as provided for in Schedule 4.06(b):

(i)           make any changes in their Articles of Incorporation, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii)           take any action described in Section 1.07 in the case of Big Tree Brunei or in Section 2.07, in the case of TNSX (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii)           enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)           sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the TNSX SEC Reports.

Section 4.07                       Indemnification.

(a)           Big Tree Brunei hereby agrees to indemnify TNSX and each of the officers, agents and directors of TNSX as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)           LINS agrees to indemnify TNSX and each of the officers, agents and directors of TNSX as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article 3.01 of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)           TNSX agrees to indemnify and hold harmless Big Tree Brunei and each of the officers, agents, and directors of Big Tree Brunei and LINS as of the date of execution of this Agreement (the “Big Tree Brunei Indemnitees”) against any Liabilities incurred or suffered by the Big Tree Brunei Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Big Tree Brunei Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of TNSX in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by TNSX in or pursuant to this Agreement; (c) the operation of TNSX’s business prior to the Closing; (d) any obligation or liability of TNSX which is not included in TNSX’s Financial Statements (e) any breach of the contracts prior to the Closing; and (f) any Liabilities arising out of the claims of creditors of TNSX or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.08                       The Acquisition of TNSX Common Stock

.  TNSX and Big Tree Brunei understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration to LINS in exchange for the Big Tree Brunei Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  TNSX and Big Tree Brunei agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)           In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, LINS shall execute and deliver to TNSX a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit B and Exhibit C, respectively.

(b)           In connection with the transaction contemplated by this Agreement, TNSX and Big Tree Brunei shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Shareholder of Big Tree Brunei reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)           In order to more fully document reliance on the exemptions as provided herein, Big Tree Brunei, LINS, and TNSX shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Big Tree Brunei or TNSX and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)           The Big Tree Brunei Shareholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.09                       Sales of Securities Under Rule 144, If Applicable.

(a)           TNSX will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for six months (or one year, as the case may be) or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)           Upon being informed in writing by any person holding restricted stock of TNSX that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), TNSX will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)           If any certificate representing any such restricted stock is presented to TNSX’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, TNSX will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 4.10                       Assistance with Post-Closing SEC Reports and Inquiries.

 Upon the reasonable request of Big Tree Brunei, after the Closing Date, TNSX shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of TNSX occurring, reported or filed prior to the Closing, as may be necessary or required by TNSX for the preparation of the reports that TNSX is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF TNSX

The obligations of TNSX under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01                       Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by Big Tree Brunei and LINS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Big Tree Brunei shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Big Tree Brunei prior to or at the Closing.  TNSX shall be furnished with a certificate, signed by a duly authorized executive officer of Big Tree Brunei and dated the Closing Date, to the foregoing effect.

Section 5.02                       Officer’s Certificate

.  TNSX shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Big Tree Brunei to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Big Tree Brunei threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Big Tree Brunei Schedules, by or against Big Tree Brunei, which might result in any material adverse change in any of the assets, properties, business, or operations of Big Tree Brunei.

Section 5.03                       Approval by LINS

.  The Exchange shall have been approved by the holders of not less than one hundred percent (100%) of the shares, including voting power, of Big Tree Brunei, unless a lesser number is agreed to by TNSX.

Section 5.04                       No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05                       Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Big Tree Brunei after the Closing Date on the basis as presently operated shall have been obtained.
Section 5.06                       Other Items.

(a)           TNSX shall have received a list containing the name, address, and number of shares held by LINS as of the date of Closing, certified by an executive officer of Big Tree Brunei as being true, complete and accurate; and

(b)           TNSX shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as TNSX may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF Big Tree Brunei

AND LINS

The obligations of Big Tree Brunei and LINS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01                       Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by TNSX in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, TNSX shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TNSX.

Section 6.02                       Officer’s Certificate

.  Big Tree Brunei shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of TNSX, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of TNSX threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the TNSX Schedules, by or against TNSX, which might result in any material adverse change in any of the assets, properties or operations of TNSX.

Section 6.03                       Good Standing

.  Big Tree Brunei shall have received a certificate of good standing from the Secretary of State of Colorado or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that TNSX is in good standing as a corporation in the State of Colorado and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04                       No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05                       Approval by TNSX Board of Directors

.  The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the members of TNSX’s board of directors.

Section 6.06                       Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of TNSX after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07                       Shareholder Report

Big Tree Brunei shall receive a shareholder’s report reflective of all TNSX shareholder’s which does not exceed 96,078,960 shares of TNSX common stock issued and outstanding as of the day prior to the Closing Date.

Section 6.08                       Other Items

.  Big Tree Brunei shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Big Tree Brunei may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.01                       Brokers

TNSX and Big Tree Brunei agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  TNSX and Big Tree Brunei each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02                       Governing Law

.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Colorado.  Venue for all matters shall be in Broward County, Florida, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03                       Notices

.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Big Tree Brunei, to:South Part No.1 Floor 1, Nanshe Area, Pengnan Industrial Park on North Yingbin Road in Waisha Town of Longhu District in Shantou, Guangdong, China, 515823

Copy: Rm 51, 5th Floor, Britannia House, Jalan Cator Bandar Seri Begawan BS 8811, Begara Brunei Darussalam

If to TNSX, to:	1133 S. University Drive, Suite 210
Plantation, Florida 33324

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04                       Attorney’s Fees

.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05                       Confidentiality

.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06                       Public Announcements and Filings

.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07                       Schedules; Knowledge

.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08                       Third Party Beneficiaries

.  This contract is strictly between TNSX and Big Tree Brunei, and, except as specifically provided, no director, officer, stockholder (other than LINS), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09                       Expenses

.  Subject to Section 7.04 above, whether or not the Exchange is consummated, each of TNSX and Big Tree Brunei will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10                       Entire Agreement

.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11                       Survival; Termination

.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12                       Counterparts

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13                       Amendment or Waiver

.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14                       Best Efforts

.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15                       Role of Counsel

.  The parties to this Agreement acknowledge their understanding that this Agreement and other agreements entered into in connection with the Agreement were prepared at the request of the parties by Lazarus Rothstein, Esq. and that such attorney did not represent any of the parties in conjunction with this Agreement or any of the related transactions.  The Parties, as further evidenced by their signatures below, acknowledge that they have had the opportunity to obtain the advice of independent counsel of their choosing prior to his execution of this Agreement and that they have availed themselves of this opportunity to the extent they deemed necessary and advisable.  By their signatures below, each of the Parties to this Agreement represent and warrant that they fully understand the terms and provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.
TRANSAX INTERNATIONAL LIMITED

By: /x/ Stephen Walters
Name: Stephen Walters
Title: President, CEO and Chairman

Big Tree International Co., Ltd.

By: /s/ Dore Scott Perler
Name: Dore Scott Perler
Title: Director

Lins (HK) Int’l Trading Limited

By: /s/ Dore Scott Perler
Name: Dore Scott Perler
Title: Director

Transax International Limited (“TNSX”)

Share Exchange Agreement

Exhibit and Schedules

Exhibit A
Certificate of Designations Series C Preferred Stock

1.1           Automatic Conversion.  Immediately following the date on which the Company shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado increasing the number of its authorized shares of the Company’s Common Stock, $0.00001 par value (the “Common Stock”) or upon completion of a reverse stock split so that there are a sufficient number of shares of the Common Stock to permit a full conversion of the Series C Preferred Stock into shares of Common Stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all amounts due hereunder shall automatically convert into shares of Common Stock at the Conversion Price without any action of the Holder.  Promptly thereafter, the Company shall issue to the Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion of the Series C Preferred Stock as determined in accordance herewith.

1.2           Conversion Price; Number of Shares.  The number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock shall be determined by multiplying (i) the number of shares of the Series C Preferred Stock by (ii) one (1) share of Common Stock after giving effect to an anticipated 1 for 700 reverse stock split of the Common Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.

1.3           Stock Dividends.  If the Company, at any time while the Series C Preferred Stock is outstanding, shall pay a dividend in shares of, or make other distribution of shares of the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

1.4           Consolidation or Merger.  At any time while the Series C Preferred Stock remains outstanding, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series C Preferred Stock providing that the Holder of the Series C Preferred Stock shall have the right to exercise such new Series C Preferred Stock (upon terms not less favorable to the holder than those then applicable to the Series C Preferred Stock) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Series C Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Series C Preferred Stock had the Series C Preferred Stock been converted immediately prior to such consolidation, merger, sale or transfer. Such new Series C Preferred Stock shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section 1.4 shall similarly apply to successive consolidations, mergers, sales and transfers.

1.5           Restrictions on Shares.  The Series C Preferred Stock has been issued by the Company pursuant to the exemption from registration under the Act.  The shares of Common Stock issuable upon conversion of the Series C Preferred Stock may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Each certificate shares of Common Stock issuable upon conversion of the Series C Preferred Stock that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS:

1.6           Voting Rights. In addition to any voting rights provided by applicable law, the holders of Series C Preferred Stock shall have the following voting rights:

(a)           General. Subject to Section 1.6(b) hereof, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of Common Stock. At any time, each share of Series C Preferred Stock shall be entitled to a number of votes which is equal to the number of shares of Common Stock that could be obtained upon conversion of one share of Series C Preferred Stock at the then applicable Conversion Price (as such amount may be adjusted pursuant to Sections 1.3 and 1.4 hereof).

(b)           Voting Rights for Directors.

(i)           Subject to Section 1.6(b)(viii), in addition to any other rights to elect  directors which the holders of Series C Preferred Stock may have, from and after the date these shares are issued (the “Issue Date”), the holders of all outstanding shares of Series C Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes of stock of the Company, shall be entitled to elect a total of two individuals to serve as members of the Board of Directors.

(ii)           The right to elect directors as described in Section 1.6(b)(i) hereof may be exercised either at a special meeting of the holders of Series C Preferred Stock, called as hereinafter provided in Section 1.6(b)(iii) hereof, at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of Series C Preferred Stock without a meeting and thereafter at such annual meeting or by written consent.

(iii)           The Secretary of the Company may, and upon the written request of the holders of record of at least 25% of the outstanding shares of Series C Preferred Stock (addressed to the Secretary of the Company at the principal office of the Company) shall, call a special meeting of the holders of Series C Preferred Stock for the election of the directors to be elected by them as herein provided. Such call shall be made by notice to the holders of record by first-class mail, postage prepaid at their respective addresses as they shall appear in the records of the Company, and such notice shall be mailed at least 10 days but no more than 20 days before the date of the special meeting, or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Company. If such meeting shall not be called by a proper officer of the Company within 15 days after receipt of such written request by the Secretary of the Company, then the holders of record of at least 25% of the shares of Series C Preferred Stock then outstanding may call such meeting at the expense of the Company, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any holder of Series C Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock record books of the Company for the purpose of causing a meeting of holders of Series C Preferred Stock to be called pursuant to the provisions of this Section 1.6(b)(iii).

(iv)           At any meeting held for the purpose of electing directors at which the holders of Series C Preferred Stock shall have the right to elect directors as provided in this Section 1.6(b), the presence in person or by proxy of the holders of a majority of the then outstanding shares of Series C Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Series C Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series C Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of Series C Preferred Stock, and  (y) in the absence of a quorum of the holders of Series C Preferred Stock, a majority of the holders of Series C Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

(v)           Except as provided in Section 1.6(b)(viii) hereof, the term of office of any director elected by the holders of Series C Preferred Stock pursuant to Section 1.6(b)(i) hereof in office at any time shall terminate upon the election of his or her successor at the annual meeting of stockholders held for the purpose of electing directors to the class of directors to which such director belongs.

(vi)           In case of a vacancy occurring in the office of any director so elected pursuant to Section 1.6(b)(i) hereof, the holders of a majority of the Series C Preferred Stock then outstanding may, at a special meeting of the holders or by written consent as provided above, elect a successor to hold office for the unexpired term of such director.

(vii)           At any annual or special meeting held for the purpose of allowing the holders of the Series C Preferred Stock to take any action pursuant to this Certificate of Designations and where a majority of the then outstanding shares of Series C Preferred Stock are present in person or by proxy, the affirmative vote of the holders present in person or by proxy at such meeting shall be sufficient for such action to have received the approval of the holders of the Series C Preferred Stock.

1.7  Liquidation. In the event of a liquidation of the Company, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Common Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

Exhibit B

SUITABILITY LETTER

TO:           Transax International Limited (“TNSX”)

I make the following representations with the intent that they may be relied on by TNSX (the “Company”), in determining my suitability as a purchaser of securities of the Company (the “Shares”).

1.           I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

2.           I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in Regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3.           I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4.           The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5.           I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6.           Instructions:  Complete either (a) or (b) below, as applicable:

(a)           FOR ACCREDITED INVESTORS.  I confirm that I am an “accredited investor” as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as checked below:

(i)           Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

o           Yes           o           No

(ii)           Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

o           Yes           o           No

(iii)           Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

o           Yes           o           No

(iv)           Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

o           Yes           o           No

(v)           Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

o           Yes           o           No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)           Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

o           Yes           o           No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)           Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

o           Yes           o           No

(viii)           Any entity in which all of the equity owners are accredited investors.

o           Yes           o           No

(b)           FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)           My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)           My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

o           Yes           o           No

(iii)           Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

o           Yes           o   No
7.

I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.           I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.           I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.           I will hold title to my interest as follows:

o           Community Property                                                      o           Separate Property
o           Joint Tenants, with Right                                           o           Tenants in Common
of Survivorship
o           Other (Single Person, Trust, Etc.,
Please Indicate.)

11.           I am a bona fide resident of the state of __________.  The address below is my true and correct principal residence.
DATED this ____ day of December, 2011.

Name (Please Print)                                                                           Name of Joint Subscriber, If Any

Signature                                                                           Signature

Street Address Street Address

City, State, and Zip Code                                                                           City, State, and Zip Code

Exhibit C

INVESTMENT LETTER

Transax International Limited

Re:           Purchase of shares of Common Stock of TNSX

Gentlemen:

In connection with the acquisition by the undersigned of shares of Transax International Limited’s Common Stock (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.  After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.  After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

Transax International Limited

Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Common Stock composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.
Very truly yours,

Dated:
(Subscriber)

(Joint Subscriber)